Information Classification: Limited Access Information Classification: Limited Access Execution Version JOINDER AGREEMENT TO TRANSFER AGENCY AND SERVICE AGREEMENT This Joinder Agreement dated March 13, 2025 with an effective date of on or about April 15, 2025 (or such other effective date to which the parties hereto may otherwise mutually agree) is by and among VanEck ETF Trust on behalf of each series listed on Schedule A hereto (the “Trust”), VanEck Funds on behalf of each series listed on Schedule B hereto ( the “New Trust”) and State Street Bank and Trust Company (the “Transfer Agent”) (the “Agreement”). WITNESSETH: WHEREAS, the Trust and the Transfer Agent are parties to that certain Transfer Agency and Services Agreement made as of July 22, 2019 with an effective date of on or about November 4, 2019 (or such other effective date to which the parties thereto may otherwise mutually agree) (the “TA Agreement”); and WHEREAS, the Trust and the New Trust offer Shares in one or more series, each as named in the attached Schedules A and B, respectively, each of which may be amended by the parties from time to time (such series, together with all other series subsequently established by the Trust and/or the New Trust and made subject to this Agreement in accordance with Section 12 of the TA Agreement, being herein referred to as a “Portfolio,” and collectively as the “Portfolios”); WHEREAS, the Trust and the Transfer Agent desire that the New Trust be a party to the TA Agreement and receive the transfer agency services set forth in the TA Agreement; WHEREAS, the Trust and the Transfer desire to further amend and supplement the TA Agreement upon the following terms and conditions; and NOW THEREFORE, for and in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Trust, the New Trust and the Transfer Agent hereby agree as follows: 1. By executing this Agreement, the New Trust agrees to become a party to, and be bound by, and to comply with the terms of the TA Agreement in the same manner as if the New Trust were an original signatory to the TA Agreement. All references to a “Trust” or the “Trusts” shall include the New Trust. 2. The New Trust hereby appoints the Transfer Agent to provide services in accordance with the terms set forth in the TA Agreement. And the Transfer Agent accepts such appointment and agrees to furnish such services to the New Trust. 3. The New Trust will bear its own costs for such services, without duplication to the Trust or any of its series. 4. Schedule A to the TA Agreement shall be replaced in its entirety by the Schedule A attached hereto and Schedule B shall be added to the TA Agreement and both are incorporated herein by this reference.

Information Classification: Limited Access Information Classification: Limited Access 5. General Provisions. This Agreement will at all times and in all respects be construed, interpreted, and governed by the laws of the State of New York, without giving effect to the conflict of laws provisions thereof. This Agreement may be executed in any number of counterparts, each constituting an original and all considered one and the same agreement. This Agreement is intended to modify and amend the TA Agreement and the terms of this Agreement and the TA Agreement are to be construed to be cumulative and not exclusive of each other. Except as provided herein, the TA Agreement is hereby ratified and confirmed and remains in full force and effect. [Remainder of the page intentionally left blank]

Information Classification: Limited Access Information Classification: Limited Access IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers to be effective as of the date first above written. STATE STREET BANK AND TRUST COMPANY By: Name: _____________________________ Title: ______________________________ VANECK ETF TRUST By: Name: John J Crimmins Title: Vice President VANECK FUNDS By: Name: John J. Crimmins Title: Vice President Scott Shirrell Managing Director

Information Classification: Limited Access Information Classification: Limited Access SCHEDULE A TO TRANSFER AGENCY AND SERVICE AGREEMENT REGISTERED MANAGEMENT INVESTMENT COMPANIES AND PORTFOLIOS THEREOF Van Eck ETF Trust VanEck Fallen Angel High Yield Bond ETF VanEck IG Floating Rate ETF VanEck Africa Index ETF VanEck Brazil Small-Cap ETF VanEck ChiNext ETF VanEck India Growth Leaders ETF VanEck Indonesia Index ETF VanEck Israel ETF VanEck Russia ETF VanEck Russia Small-Cap ETF VanEck Vietnam ETF VanEck BDC Income ETF VanEck Energy Income ETF VanEck Mortgage REIT Income ETF VanEck Preferred Securities ex Financials ETF VanEck Long/Flat Trend ETF VanEck Real Assets ETF VanEck Agribusiness ETF VanEck Coal ETF VanEck Gold Miners ETF VanEck Junior Gold Miners ETF VanEck Natural Resources ETF VanEck Oil Refiners ETF VanEck Oil Services ETF VanEck Rare Earth and Strategic Metals ETF VanEck Steel ETF VanEck Unranium and Nuclear Energy ETF VanEck Biotech ETF VanEck Environmental Services ETF VanEck Gaming ETF VanEck Pharmaceutical ETF VanEck Retail ETF VanEck Semiconductor ETF VanEck China Bond ETF VanEck Emerging Markets High Yield Bond ETF VanEck Green Bond ETF VanEck International High Yield Bond ETF VanEck J.P. Morgan EM Local Currency Bond ETF VanEck Intermediate Muni ETF

VanEck  Long Muni ETF
VanEck  Short Muni ETF
VanEck  CEF Muni Income ETF
VanEck  High Yield Muni ETF
VanEck  Short High Yield Muni ETF
VanEck  Morningstar International Moat ETF
VanEck  Morningstar Wide Moat ETF
VanEck  Durable High Dividend ETF
VanEck  Morningstar Global Wide Moat ETF
VanEck  Video Gaming & eSports ETF
VanEck  Muni Allocation ETF
VanEck  Moody's Analytics BBB Corporate Bond ETF
VanEck  Moody's Analytics IG Corporate Bond ETF
VanEck Digital India ETF
VanEck Digital Transformation ETF
VanEck Green Infrastructure ETF
VanEck Green Metals ETF
VanEck Low Carbon Energy ETF
VanEck Morningstar ESG Moat ETF
VanEck Morningstar SMID Moat ETF
VanEck Morningstar Wide Moat Growth ETF
VanEck Morningstar Wide Moat Value ETF
VanEck Robotics ETF
VanEck Social Sentiment ETF
VanEck CMCI Commodity Strategy ETF
VanEck Commodity Strategy ETF
VanEck CLO ETF
VanEck AA-BB CLO ETF
VanEck Office + Commercial REIT ETF

<u>UNREGISTERED MANAGEMENT INVESTMENT COMPANIES</u>

Real Asset Allocation Subsidiary
MV SCIF Mauritius
Commodity Index Subsidiary

Information Classification: Limited Access

Information Classification: Limited Access

Information Classification: Limited Access Information Classification: Limited Access SCHEDULE B TO TRANSFER AGENCY AND SERVICE AGREEMENT REGISTERED MANAGEMENT INVESTMENT COMPANIES AND PORTFOLIOS THEREOF VanEck Funds VanEck Onchain Economy ETF